Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5 dated as of June 21, 2019 (this “Amendment”), to the CREDIT AGREEMENT dated as of January 21, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement), among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the “Borrower”), the LENDERS and ISSUING BANKS party thereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, in accordance with Section 2.21 of the Credit Agreement, has delivered to the Administrative Agent a Maturity Date Extension Request dated as of June 21, 2019, requesting the extension of the Revolving Maturity Date and the Term Maturity Date to the date that is five years from the Amendment Effective Date (as defined below) (the “Maturity Date Extension”);

WHEREAS, (a) each Lender holding Revolving Commitments and/or Revolving Loans immediately prior to the consummation of the transactions specified in Section 2 hereof (each, an “Existing Revolving Lender”) and each Lender holding Term Loans immediately prior to the consummation of the transactions specified in Section 2 hereof (each, an “Existing Term Lender” and, together with each Existing Revolving Lender, collectively, the “Existing Lenders”) that executes and delivers a signature page to this Amendment (each, a “Consenting Revolving Lender” or a “Consenting Term Lender”, as applicable, and collectively, the “Consenting Lenders”) at or prior to 9:00 p.m., New York City time, on June 20, 2019 (the “Delivery Time”), will have agreed to the terms of this Amendment upon the effectiveness of this Amendment on the Amendment Effective Date, and (b) each Existing Lender that does not execute and deliver a signature page to this Amendment at or prior to the Delivery Time (each, a “Declining Revolving Lender” or a “Declining Term Lender”, as applicable, and collectively, the “Declining Lenders”) will be deemed not to have agreed to this Amendment and will be subject to the mandatory assignment provisions of Sections 2.18(b), 2.21(c) and 9.02(c) of the Credit Agreement upon the effectiveness of this Amendment on the Amendment Effective Date (it being understood that the interests, rights and obligations of the Declining Lenders under the Loan Documents will be assumed by (i) certain Consenting Lenders and (ii) certain financial institutions that are not Existing Lenders and that are party hereto (each, a “New Revolving Lender” or “New Term Lender”, as applicable, and collectively, the “New Lenders”), in each case in accordance with Sections 2.18(b), 2.21(c), 9.02(c) and 9.04(b) of the Credit Agreement and Sections 2(a) and 2(b) hereof);

WHEREAS, with respect to the foregoing, this Amendment is an amendment entered into pursuant to Section 2.21 of the Credit Agreement to provide for the Maturity Date Extension;

WHEREAS, the Borrower hereby requests that the Revolving Commitment Increase Lenders (as defined below) (a) provide additional Revolving Commitments on the Amendment Effective Date and immediately after giving effect to the Maturity Date Extension in an aggregate amount of $750,000,000 (the “Increase”) (for the avoidance of doubt, the Increase will not be a Revolving Commitment Increase under Section 2.20 of the Credit Agreement) and (b) make Revolving Loans to the Borrower in respect thereof from time to time during the Revolving Availability Period subject to the terms and conditions set forth herein and in the Credit Agreement; and

WHEREAS, each Person party hereto whose name is set forth on Schedule III hereto under the heading “Revolving Commitment Increase Lenders” (each such Person, a “Revolving Commitment Increase Lender”) has agreed (a) to provide a portion of the Increase to the Borrower in the amount set forth opposite its name on such Schedule and (b) to make Revolving Loans to the Borrower in respect thereof from time to time during the Revolving Availability Period subject to the terms and conditions set forth herein and in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Rules of Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Maturity Date Extension.

(a) Concerning the Revolving Lenders, the Revolving Commitments and the Revolving Loans.

(i) Subject to the terms and conditions set forth herein, on the Amendment Effective Date and prior to giving effect to the Increase, (A) each New Revolving Lender shall become, and each Consenting Revolving Lender shall continue to be, a “Revolving Lender” and a “Lender” under the Credit Agreement and (B) each New Revolving Lender shall have, and each Consenting Revolving Lender shall continue to have, all the rights and obligations of a “Revolving Lender” and a “Lender” holding a Revolving Commitment or a Revolving Loan under the Credit Agreement and the other Loan Documents.

(ii) Pursuant to Sections 2.18(b), 2.21(c), 9.02(c) and 9.04(b) of the Credit Agreement, on the Amendment Effective Date and prior to giving effect to the Increase, (A) each Declining Revolving Lender shall be deemed to have assigned, delegated and transferred its Revolving Commitments and its Revolving Loans, as applicable, including any participations in LC Disbursements and (B) each Consenting Revolving Lender that will be allocated an aggregate amount of the Revolving Commitments as of the Amendment Effective Date that is less than the aggregate amount of Revolving Commitments of such Consenting Revolving Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Revolving Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned, delegated and transferred the portion of its Revolving Commitments in excess of such allocated amount (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements of such Consenting Revolving Lender), in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16 of the Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMorgan, as assignee, and, in the case of its Revolving Loans and participations in LC Disbursements, at a purchase price equal to par (the “Revolving Loan Purchase Price”). Upon (1) payment to a Declining Revolving Lender of (x) the Revolving Loan Purchase Price with respect to its Revolving Loans and participations in LC Disbursements so assigned, delegated and transferred pursuant to this paragraph (ii) (which shall be paid by JPMorgan) and (y) accrued and unpaid interest and fees and other amounts owing under the Credit Agreement, in each case with respect to the Revolving Commitments and Revolving Loans through but excluding the Amendment Effective Date (which shall be paid by the Borrower), and (2) the satisfaction of the applicable conditions set forth in Sections 2.18(b), 2.21(c), 2.21(e), 9.02(c) and 9.04(b) of the Credit Agreement (but without the requirement of any further action on the part of such Declining Revolving Lender, the Borrower or the Administrative Agent), such Declining Revolving Lender shall cease to be a party to the Credit Agreement in its capacity as a Revolving Lender and a Lender.

(iii) Subject to the terms and conditions set forth herein, on the Amendment Effective Date and prior to giving effect to the Increase, (A) to the extent any Consenting Revolving Lender will be allocated an aggregate amount of the Revolving Commitments as of the Amendment Effective Date that is more than the aggregate amount of the Revolving Commitments of such Consenting Revolving Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Revolving Lender by the Administrative Agent prior to the date hereof), each such Consenting Revolving Lender agrees to assume from JPMorgan the portion of such excess amount (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements (in the case of the Revolving Loans and participations in LC Disbursements, at a purchase price equal to par)) and (B) each New Revolving Lender, if any, set forth on Schedule I hereto agrees to assume from JPMorgan Revolving Commitments in an aggregate amount equal to the amount disclosed to such New Revolving Lender by the Administrative Agent prior to the date hereof (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements (in the case of the Revolving Loans and participations in LC Disbursements, at a purchase price equal to par)).

(iv) Each New Revolving Lender, if any, by delivering its signature page to this Amendment on the Amendment Effective Date and assuming Revolving Commitments and Revolving Loans in accordance with Section 2(a)(iii) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent or any Lenders, as applicable, on the Amendment Effective Date.

(v) The transactions described in this Section 2(a) will be deemed to satisfy the requirements of Sections 2.18(b), 9.02(c) and 9.04 of the Credit Agreement in respect of the assignment of the Revolving Commitments, Revolving Loans and participations in LC Disbursements so assigned, delegated and transferred pursuant to Section 2(a)(ii) hereof, and this Amendment will be deemed to be an Assignment and Assumption with respect to such assignments.

(b) Concerning the Term Lenders and the Term Loans.

(i) Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (A) each New Term Lender shall become, and each Consenting Term Lender shall continue to be, a “Term Lender” and a “Lender” under the Credit Agreement and (B) each New Term Lender shall have, and each Consenting Term Lender shall continue to have, all the rights and obligations of a “Term Lender” and a “Lender” holding a Term Loan under the Credit Agreement and the other Loan Documents.

(ii) Pursuant to Sections 2.18(b), 2.21(c), 9.02(c) and 9.04(b) of the Credit Agreement, on the Amendment Effective Date, (A) each Declining Term Lender shall be deemed to have assigned, delegated and transferred its Term Loans and (B) each Consenting Term Lender that will be allocated an aggregate principal amount of the Term Loans as of the Amendment Effective Date that is less than the aggregate principal amount of Term Loans of such Consenting Term Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Term Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned, delegated and transferred the portion of its Term Loans in excess of such allocated amount, in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16 of the Credit Agreement) and obligations under the

Loan Documents in respect thereof, to JPMorgan, as assignee, at a purchase price equal to par (the “Term Loan Purchase Price”). Upon (1) payment to a Declining Term Lender of (x) the Term Loan Purchase Price with respect to its Term Loans so assigned, delegated and transferred pursuant to this paragraph (ii) (which shall be paid by JPMorgan) and (y) accrued and unpaid interest and fees and other amounts owing under the Credit Agreement, in each case with respect to the Term Loans through but excluding the Amendment Effective Date (which shall be paid by the Borrower), and (2) the satisfaction of the applicable conditions set forth in Sections 2.18(b), 2.21(c), 2.21(e), 9.02(c) and 9.04(b) of the Credit Agreement (but without the requirement of any further action on the part of such Declining Term Lender, the Borrower or the Administrative Agent), such Declining Term Lender shall cease to be a party to the Credit Agreement in its capacity as a Term Lender and a Lender.

(iii) Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (A) to the extent any Consenting Term Lender will be allocated an aggregate principal amount of the Term Loans as of the Amendment Effective Date that is more than the aggregate principal amount of the Term Loans of such Consenting Term Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Term Lender by the Administrative Agent prior to the date hereof), each such Consenting Term Lender agrees to assume from JPMorgan, at a purchase price equal to par, the portion of such excess amount and (B) each New Term Lender, if any, set forth on Schedule II hereto agrees to assume from JPMorgan, at a purchase price equal to par, Term Loans in an aggregate principal amount equal to the amount disclosed to such New Term Lender by the Administrative Agent prior to the date hereof.

(iv) Each New Term Lender, if any, by delivering its signature page to this Amendment on the Amendment Effective Date and assuming Term Loans in accordance with Section 2(b)(iii) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent or any Lenders, as applicable, on the Amendment Effective Date.

(v) For purposes of clarity, all Term Loans outstanding immediately prior to the Amendment Effective Date shall continue to be outstanding as Term Loans under the Credit Agreement on and after the Amendment Effective Date, subject to the terms of the Credit Agreement.

(vi) The transactions described in this Section 2(b) will be deemed to satisfy the requirements of Sections 2.18(b), 9.02(c) and 9.04 of the Credit Agreement in respect of the assignment of the Term Loans so assigned, delegated and transferred pursuant to Section 2(b)(ii) hereof, and this Amendment will be deemed to be an Assignment and Assumption with respect to such assignments.

SECTION 3. Revolving Commitment Increase.

(a) Upon the satisfaction of the conditions precedent set forth in Section 6 hereof, but immediately after giving effect to the transactions described in Section 2(a) hereof and subject to paragraph (b) of this Section 3, the Increase shall become effective. Schedule III hereto sets forth the portion of the Increase of each Revolving Commitment Increase Lender as of the Amendment Effective Date (with respect to each Revolving Commitment Increase Lender, such Revolving Commitment Increase Lender’s “Increase Commitment”), and immediately after giving effect to this Amendment, the amount of Revolving Commitments of each Revolving Commitment Increase Lender shall include such Revolving Commitment Increase Lender’s Increase Commitment. Effective as of the Amendment Effective Date, each Revolving Commitment Increase Lender shall be a “Revolving Lender” and a “Lender” under the Credit Agreement and the other Loan Documents, and each Revolving Commitment Increase Lender shall have all the rights and obligations of a “Revolving Lender” and a “Lender” holding a Revolving Commitment or a Revolving Loan under the Credit Agreement and the other Loan Documents. Each Revolving Commitment Increase Lender’s Increase Commitment shall be several and not joint.

(b) On the Amendment Effective Date and after giving effect to the transactions described in Section 2(a) hereof, (i) the aggregate principal amount of Revolving Borrowings outstanding immediately prior to the effectiveness of the Increase (the “Existing Revolving Borrowings”) shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment immediately prior to the effectiveness of the Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as defined below) exceeds (B) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated without giving effect to the Increase) multiplied by (2) the aggregate principal amount of Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that shall not have had a Revolving Commitment immediately prior to the effectiveness of the Increase shall pay to the Administrative Agent in same day funds an amount equal to (A) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the Increase) multiplied by (B) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender (other than, for the avoidance of doubt, the Revolving Commitment Increase Lender from whom such funds were received) the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of the Increase)

multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of the Increase, the Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in the Borrowing Request delivered pursuant to Section 6(d) hereof, (vi) each Revolving Lender (including, for the avoidance of doubt, each Revolving Commitment Increase Lender) shall be deemed to hold its Applicable Percentage of the Resulting Revolving Borrowings (calculated after giving effect to the effectiveness of the Increase) and (vii) the Borrower shall pay to each Revolving Lender (prior to the effectiveness of the Increase) any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings, together with any amounts payable pursuant to Section 2.15 of the Credit Agreement in respect of the repayment contemplated by clause (i) of this paragraph (b), in each case as required by and pursuant to the terms of the Credit Agreement. Upon the effectiveness of the Increase, each Revolving Lender immediately prior to the Increase will automatically and without further action be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to the Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit, in each case held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage.

(c) Each Revolving Commitment Increase Lender, by delivering its signature page to this Amendment on the Amendment Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lenders, as applicable on the Amendment Effective Date.

(d) Immediately after giving effect to the consummation of the transactions described in Section 2(a) hereof and this Section 3, the aggregate amount of the Revolving Commitments of each Consenting Revolving Lender, New Revolving Lender and Revolving Commitment Increase Lender is set forth opposite such Lender’s name on Schedule I hereto.

SECTION 4. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Fifth Amendment Effective Date” means June 21, 2019.

(b) Section 1.01 of the Credit Agreement is hereby amended by replacing the pricing grid under the title “Applicable Rate with respect to the Revolving Loans and Term Loans and the Revolving Facility Commitment Fee” in the definition of “Applicable Rate” with the following pricing grid:

Level	Senior Unsecured Debt Rating (S&P / Moody’s / Fitch)	Applicable Rate for LIBOR Loans	Applicable Rate for ABR Loans	Applicable Rate for Revolving Facility Commitment Fee
I	A-/A3/A- or higher	0.875%	0.000%	0.100%
II	BBB+/Baa1/BBB+	1.000%	0.000%	0.110%
III	BBB/Baa2/BBB	1.125%	0.125%	0.125%
IV	BBB-/Baa3/BBB-	1.250%	0.250%	0.175%
V	BB+/Ba1/BB+	1.500%	0.500%	0.250%
VI	BB/Ba2/BB or lower	1.750%	0.750%	0.350%

(c) The definition of “Arrangers” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Arrangers” means, collectively, (i) prior to the Third Amendment Effective Date, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., RBC Capital Markets1 and TD Securities (USA) LLC, (ii) on and after the Third Amendment Effective Date but prior the Fifth Amendment Effective Date, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Third Amendment Effective Date), Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., RBC Capital Markets, TD Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, and (iii) on and after the Fifth Amendment Effective Date, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., RBC Capital Markets, TD Securities (USA) LLC, Sumitomo Mitsui Banking Corporation and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), in each case, in their capacity as the joint lead arrangers and joint bookrunners for the credit facilities provided for herein.

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

(d) The definition of “Documentation Agents” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Documentation Agents” means, collectively, (i) prior to the Third Amendment Effective Date, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Royal Bank of Canada and TD Securities (USA) LLC, (ii) on and after the Third Amendment Effective Date but prior to the Fifth Amendment Effective Date, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Royal Bank of Canada, TD Securities (USA) LLC and Sumitomo Mitsui Banking Corporation and (iii) on and after the Fifth Amendment Effective Date, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Royal Bank of Canada, TD Securities (USA) LLC, Sumitomo Mitsui Banking Corporation and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.).

(e) Section 1.01 of the Credit Agreement is hereby amended by replacing the text “June 14, 2023” in each of the definitions of “Revolving Maturity Date” and “Term Maturity Date” with the text “ June 21, 2024”.

(f) Section 1.01 of the Credit Agreement is hereby amended by amending the last sentence of the definition of “Revolving Commitment” in its entirety as follows:

As of the Fifth Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $5,000,000,000.

(g) Article I of the Credit Agreement is hereby amended by adding the following new Sections 1.06 and 1.07 in appropriate numerical order:

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.07. Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.13(b) of this Agreement, such Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.13, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.13(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

(h) Section 2.09 of the Credit Agreement is hereby amended by replacing paragraph (a) of such Section in its entirety with the following text:

(a) Subject to adjustment pursuant to Section 2.10(d), the Borrower shall repay Term Borrowings, if any, on the last day of each March, June, September and December, beginning on September 30, 2019, in an aggregate principal amount equal to (i) for each such date occurring on or prior to the second anniversary of the Fifth Amendment Effective Date, 0.625% of the aggregate principal amount of the Term Borrowings outstanding on the Fifth Amendment Effective Date, (ii) for each such date occurring after the second anniversary of the Fifth Amendment Effective Date but on or prior to the fourth anniversary of the Fifth Amendment Effective Date, 1.250% of the aggregate principal amount of the Term Borrowings outstanding on the Fifth Amendment Effective Date and (iii) for each such date occurring after the fourth anniversary of the Fifth Amendment Effective Date but prior to the Term Maturity Date, 2.500% of the aggregate principal amount of the Term Borrowings outstanding on the Fifth Amendment Effective Date.

(i) Section 9.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 9.14. USA PATRIOT Act Notice. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Borrower agrees to provide such information from time to time to such Lender, such Issuing Bank and the Administrative Agent, as applicable.

SECTION 5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders and Issuing Banks that:

(a) This Amendment has been duly authorized, executed and delivered by it and each of this Amendment and the Credit Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(c) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) each Consenting Lender, (iii) each New Lender, (iv) each Issuing Bank, (v) each Revolving Commitment Increase

Lender and (vi) Lenders comprising the Required Lenders immediately prior to the Amendment Effective Date, (b) each of the applicable conditions set forth in Sections 2.18(b), 2.21(c), 2.21(e), 9.02(c) and 9.04(b) of the Credit Agreement shall have been satisfied, (c) each of the representations and warranties set forth in Section 5 hereof shall be true and correct, (d) the Borrower shall have delivered a Borrowing Request with respect to the Resulting Revolving Borrowings, if any, (e) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Borrower, the Loan Documents or the transactions contemplated hereby (including certified resolutions from the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment), all in form and substance reasonably satisfactory to the Administrative Agent, (f) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Bank and the Lenders (including the Consenting Lenders, the New Lenders and the Revolving Commitment Increase Lenders)) of Cravath, Swaine & Moore LLP, special New York counsel for the Borrower, dated as of the Amendment Effective Date, (g) the Borrower shall (i) be in compliance on a Pro Forma Basis after giving effect to the Increase (and the application of any proceeds therefrom) with the covenants contained in Sections 6.09 (if applicable) and 6.10 of the Credit Agreement recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are required to have been delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Credit Agreement (assuming for purposes of determining compliance with this clause (g) that the Increase is fully drawn as of the last day of such fiscal quarter) and (ii) have delivered a certificate of a Responsible Officer certifying as to compliance with clause (i) above, together with reasonably detailed calculations demonstrating such compliance, (h) the Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date, and signed by a Responsible Officer, confirming compliance with the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit Agreement, (i) the Lenders (including the Consenting Lenders, the New Lenders and the Revolving Commitment Increase Lenders) shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, in each case to the extent requested in writing to the Borrower not later than five Business Days prior to the proposed Amendment Effective Date, (j) the Administrative Agent shall have received payment of all fees and expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment, including those expenses set forth in Section 10 hereof and (k) the Borrower shall have paid all unpaid interest and any other amounts (including any breakage costs) in respect of the Existing Revolving Borrowings and, solely to the extent required under Section 2(b)(ii) hereof, the Term Loans of Declining Term Lenders, that have accrued to but excluding the Amendment Effective Date.

SECTION 7. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Amendment Effective Date, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 9. Counterparts; Amendment. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent, the Issuing Banks and the Lenders party hereto.

SECTION 10. Fees and Expenses.

(a) The Borrower hereby agrees to pay to the Administrative Agent on the Amendment Effective Date, for the account of each applicable party, all fees separately agreed to by the Borrower and JPMorgan in respect of this Amendment.

(b) Notwithstanding anything herein to the contrary, with respect to the transactions contemplated by this Amendment, the Administrative Agent hereby agrees to waive payment of the processing and recordation fee of $3,500 to the extent such fee is required under Section 9.04(b)(ii) of the Credit Agreement.

(c) Each Lender that has separately notified the Borrower that it has agreed to waive payment of the break funding costs required to be paid under Section 2.15 of the Credit Agreement in connection with the transactions contemplated by Section 3 hereof hereby agrees to such waiver.

(d) The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.03 of the Credit Agreement.

SECTION 11. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

CROWN CASTLE INTERNATIONAL CORP., as the Borrower

By	/s/ Daniel K. Schlanger
Name:Daniel K. Schlanger Title: Senior Vice President and Chief Financial Officer

[Amendment No. 5 to Credit Agreement Signature Page]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and an Issuing Bank

By	/s/ Bruce S. Borden
	Name:	Bruce S. Borden
	Title:	Executive Director

[Amendment No. 5 to Credit Agreement Signature Page]

BANK OF AMERICA, N.A., individually and as an Issuing Bank

By	/s/ Kyle Oberkrom
	Name:	Kyle Oberkrom
	Title:	Associate

[Amendment No. 5 to Credit Agreement Signature Page]

[Lender Signature Pages on file with the Administrative Agent]

[Amendment No. 5 to Credit Agreement Signature Page]

SCHEDULE I

New Revolving Lenders, Consenting Revolving Lenders, and Revolving Commitment Increase Lender

[On file with the Administrative Agent]

SCHEDULE II

New Term Lenders and Consenting Term Lenders

[On file with the Administrative Agent]

SCHEDULE III

Revolving Commitment Increase Lenders

[On file with the Administrative Agent]